EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q1 2022 Results
HOUSTON, TX--(April 28, 2022) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended March 31, 2022.
–Quarterly revenues of $123.6 million increased $0.5 million from $123.1 million in Q4 despite weather and supply chain related delays early in the quarter

–High-Spec Rig revenue grew 9% or $5.4 million sequentially with an operating income increase of $6.8 million to $7.7 million in Q1 from $0.9 million in Q4

–Capital structure simplification complete with Class A common stock our sole outstanding equity
Consolidated Financial Highlights
Quarterly revenues of $123.6 million increased $0.5 million from $123.1 million in Q4. The revenue increase is attributable to the High Specification Rigs and Processing Solutions and Ancillary Services reporting segments.
Net loss of $5.7 million decreased $30.1 million from a net income of $24.4 million in Q4. The net income decrease is attributable to the $37.2 million bargain purchase gain related to the Basic Energy Asset Acquisition in the prior quarter, partially offset by a decrease in general and administrative costs.
Adjusted EBITDA(1) of $9.6 million increased $0.5 million from $9.1 million in Q4. The increase was driven by the increased gross profit margins attributable to the High-Spec Rig reporting segment, partially offset by a reduction to the Wireline gross profit margin.
CEO Comments
Stuart Bodden, the Company’s Chief Executive Officer, stated “We are excited about our Q1 results, and in particular the velocity of the business as we exited the first quarter. The Ranger management team has been working diligently to integrate our recent acquisitions, and we made significant strides during Q1 in building right-sized and efficient operations in each of our service lines. We have also remained focused on the sale of excess assets, and we launched a concerted effort in Q1 to improve our working capital balance. All of these efforts are paying off, particularly as we move out of Q1 and into Q2.
We experienced seasonal and supply chain related issues during January and February, but Ranger finished Q1 with a strong quarterly revenue run rate of $140 million and corporate EBITDA margin of 10%. Moving into Q2, we continue to see increasing demand and a constructive pricing environment across all service lines, which, along with operational improvements in the business, are setting Ranger up for a very strong second quarter and second half of the year.
Although we have experienced weather related delays in April, particularly in our Northern operations, we expect Q2 revenue to be between $135 million and $145 million with corporate EBITDA margins ranging
(1) “Adjusted EBITDA” and “Adjusted Net Debt” are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

EXHIBIT 99.1
between 10% and 12%. For full year 2022, we are increasing our guidance for revenue to be between $540 million and $580 million with full year EBITDA margins of 11% to 13%. We continue to target 15% EBITDA margins by year end.
As noted, we remain focused on excess asset sales and launched an effort in early Q1 to reduce working capital. Relative to the end of Q1, as of today we have reduced Term Loan B by $5 million and reduced our revolver draw by $13 million, for a total net debt reduction of $18 million. These improvements will be reflected in our Q2 results. Coupled with the strong performance of the business, by early 2023 we expect Ranger will have term debt of $10 million to $15 million, no revolver draw, and a positive cash balance. Depending on market conditions and availability of accretive deals, we intend to either build cash reserves in preparation for additional M&A or consider paying dividends.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased by $5.4 million to $64.9 million in Q1 from $59.5 million in Q4 2021. Rig hours increased to 112,500 hours in Q1 from 111,600 hours in Q4. The increase in rig hours was coupled with an increase of $44, or 8%, in the hourly average rig rate to $577 in Q1 from $533 in Q4.
Operating income increased by $6.8 million to $7.7 million in Q1 from $0.9 million in Q4. Adjusted EBITDA increased 60%, or $5.3 million, to $14.1 million in Q1 from $8.8 million in Q4. The increase in operating income and Adjusted EBITDA was largely the result of the ongoing sequential increase in hourly rig rates.
Wireline Services
Wireline Services segment revenue decreased by $6.2 million to $38.6 million in Q1 from $44.8 million in Q4 2021. The decrease in revenue was primarily attributable to a decline of 2,500 completed stage counts from 9,900 in Q4 to 7,400 in Q1.
Operating loss increased $1.5 million to a loss of $4.5 million in Q1 from a loss of $3.0 million in Q4. Adjusted EBITDA decreased $2.8 million, to a loss of $1.8 million in Q1 from earnings of $1.0 million in Q4. The increase in operating loss and decrease in Adjusted EBITDA was driven by decreased profit margins within the completions business, attributable to the reduction in revenues as described above.
As discussed during last quarter’s earnings call, Wireline Services’ Q1 performance was impacted by both supply chain and labor utilization issues. We are making significant adjustments on several fronts and are seeing positive impacts. The segment exited Q1 with positive Adjusted EBITDA margins and we are expecting further margin growth though Q2 and the balance of the year.
Processing Solutions and Ancillary Services
Processing Solutions and Ancillary Services segment revenue increased by $1.3 million to $20.1 million in Q1 from $18.8 million in Q4 2021. The increase in revenue was attributable to the coil tubing line of business.
Operating income decreased $1.1 million to $1.3 million in Q1 from $2.4 million in Q4. Adjusted EBITDA decreased 8%, or $0.3 million, to $3.3 million in Q1 from $3.6 million in Q4. The decrease in operating income and Adjusted EBITDA was driven by decreased gross profit margins. The sequential margin decrease is attributable primarily to low January utilization levels.

EXHIBIT 99.1
Liquidity
We ended the quarter with $10.2 million of liquidity, consisting of $6.4 million of capacity on our revolving credit facility and $3.8 million of cash.
Our current liquidity is approximately $24.2 million, which is comprised of total loan borrowing capacity of $55.9 million, partially offset by borrowings of $32.1 million and cash on hand of $0.4 million.
Debt
We ended Q1 with aggregate net debt of $92.5 million, an increase of $8.6 million, as compared to $83.9 million at the end of Q4 2021. The increase is attributable to additional borrowings from our revolving credit facility, slightly offset by payments made to term debt.
We ended Q1 with aggregate adjusted net debt(1) of $79.9 million, an increase of $8.7 million, as compared to $71.2 million at the end of Q4. Of our total debt balance, we consider $31.0 million to be term debt.
We had an outstanding balance on our revolving credit facility of $44.8 million at the end of Q1 compared to $27.0 million at the end of Q4.
Our current principal balance under our revolving credit facility and term loan B are $32.1 million and $6.1 million, respectively, which compares to the $44.8 million and $11.0 million at the end of Q1, resulting in total principal reductions of $17.6 million.
Conference Call
The Company will host a conference call to discuss its Q1 2022 results on April 29, 2022 at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 7210015. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is one of the largest providers of high specification mobile rig well services, cased hole wireline services, and ancillary services in the U.S. oil and gas industry. Our services facilitate operations throughout the lifecycle of a well, including the completion, production, maintenance, intervention, workover and abandonment phases.

EXHIBIT 99.1
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	March 31, 2022	December 31, 2021
Revenues
High specification rigs	$64.9	$59.5
Wireline Services	38.6	44.8
Processing Solutions and Ancillary Services	20.1	18.8
Total revenues	123.6	123.1

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	50.8	50.7
Wireline Services	40.4	45.2
Processing Solutions and Ancillary Services	16.8	15.2
Total cost of services	108.0	111.1
General and administrative	9.2	16.7
Depreciation and amortization	11.6	11.9
Total operating expenses	128.8	139.7

Operating loss	(5.2)	(16.6)

Other income and expense
Interest expense, net	2.1	2.3
Loss on debt retirement	—	0.2
Gain on bargain purchase, net of tax	—	(37.2)
Total other expenses (income), net	2.1	(34.7)

Income (loss) before income tax expense	(7.3)	18.1
Tax benefit	(1.6)	(6.3)
Net income (loss)	(5.7)	24.4
Less: Net loss attributable to non-controlling interests	—	—
Net income (loss) attributable to Ranger Energy Services, Inc.	$(5.7)	$24.4

Earnings (loss) per common share
Basic	$(0.31)	$1.34
Diluted	$(0.31)	$0.99
Weighted average common shares outstanding
Basic	18,472,909	18,227,752
Diluted	18,472,909	24,630,349

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$3.8	$0.6
Accounts receivable, net	88.6	80.8
Contract assets	20.3	13.0
Inventory	3.9	2.5
Prepaid expenses	4.2	8.3
Assets held for sale	5.6	—
Total current assets	126.4	105.2

Property and equipment, net	250.5	270.6
Intangible assets, net	7.6	7.8
Operating leases, right-of-use assets	6.3	6.8
Other assets	3.7	2.7
Total assets	$394.5	$393.1

Liabilities and Stockholders' Equity
Accounts payable	23.1	20.7
Accrued expenses	24.4	30.3
Other financing liability, current portion	1.1	2.2
Long-term debt, current portion	61.1	44.1
Other current liabilities	5.0	5.4
Total current liabilities	114.7	102.7

Operating leases, right-of-use obligations	5.6	5.8
Other financing liability	12.1	12.5
Long-term debt, net	15.6	18.4
Other long-term liabilities	3.8	5.0
Total liabilities	$151.8	$144.4

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; 6,000,001 shares issued and outstanding as of March 31, 2022 and December 31, 2021	0.1	0.1
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 19,223,189 shares issued and 18,671,361 shares outstanding as of March 31, 2022; 18,981,172 shares issued and 18,429,344 shares outstanding as of December 31, 2021	0.2	0.2
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; no shares issued or outstanding as of March 31, 2022 and December 31, 2021	—	—
Less: Class A Common Stock held in treasury at cost; 551,828 treasury shares as of March 31, 2022 and December 31, 2021	(3.8)	(3.8)
Accumulated deficit	(13.7)	(8.0)
Additional paid-in capital	259.9	260.2
Total controlling stockholders' equity	242.7	248.7
Noncontrolling interest	—	—
Total stockholders' equity	242.7	248.7
Total liabilities and stockholders' equity	$394.5	$393.1

EXHIBIT 99.1

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Three Months Ended
March 31, 2022
Cash Flows from Operating Activities
Net loss	$(5.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11.6
Equity based compensation	0.8
Gain on disposal of property and equipment	(1.0)
Income tax benefit	(1.6)
Other expense, net	0.2
Changes in operating assets and liabilities
Accounts receivable	(7.8)
Contract assets	(7.3)
Inventory	(1.4)
Prepaid expenses	4.2
Other assets	0.9
Accounts payable	2.4
Accrued expenses	(5.9)
Other current liabilities	(0.2)
Other long-term liabilities	(1.3)
Net cash used in operating activities	(12.1)

Cash Flows from Investing Activities
Purchase of property and equipment	(1.6)
Proceeds from disposal of property and equipment	6.6
Net cash provided by investing activities	5.0

Cash Flows from Financing Activities
Borrowings under Credit Facility	137.9
Principal payments on Credit Facility	(120.0)
Principal payments on Eclipse M&E Term Loan	(0.2)
Principal payments under Eclipse Term Loan B	(1.4)
Principal payments on Secured Promissory Note	(2.1)
Payments on Installment Purchases	(0.1)
Principal payments on financing lease obligations	(1.2)
Principal payments on other financing liabilities	(1.5)
Shares withheld on equity transactions	(1.1)
Net cash provided by financing activities	10.3

Increase in cash, cash equivalents and restricted cash	3.2
Cash and cash equivalents, Beginning of Period	0.6
Cash and cash equivalents, End of Period	$3.8

Supplemental Cash Flow Information
Interest paid	$0.3
Supplemental Disclosure of Non-cash Investing and Financing Activities
Additions to fixed assets through installment purchases and financing leases	$(0.8)

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Note Regarding Non‑GAAP Financial Measure
The Company utilizes certain non-GAAP financial measures that management believes to be insightful in understanding the Company’s financial results. These financial measures, which include Adjusted EBITDA and Adjusted Net Debt, should not be construed as being more important than, or as an alternative for, comparable U.S. GAAP financial measures. Detailed reconciliations of these Non-GAAP financial measures to comparable U.S. GAAP financial measures have been included below and are available in the Investor Relations sections of our website at www.rangerenergy.com. Our presentation of Adjusted EBITDA and Adjusted Net Debt should not be construed as an indication that our results will be unaffected by the items excluded from the reconciliations. Our computations of these Non-GAAP financial measures may not be identical to other similarly titled measures of other companies.
Adjusted EBITDA
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA.
We define Adjusted EBITDA as net income or loss before net interest expense, income tax provision or benefit, depreciation and amortization, equity‑based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of assets, and certain other non-cash and certain items that we do not view as indicative of our ongoing performance.

The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the three months ended March 31, 2022 and December 31, 2021, in millions:

	Three Months Ended March 31, 2022
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$7.7	$(4.5)	$1.3	$(10.2)	$(5.7)
Interest expense, net	—	—	—	2.1	2.1
Tax benefit	—	—	—	(1.6)	(1.6)
Depreciation and amortization	6.4	2.7	2.0	0.5	11.6
EBITDA	14.1	(1.8)	3.3	(9.2)	6.4
Equity based compensation	—	—	—	0.8	0.8
Gain on disposal of property and equipment	—	—	—	(1.0)	(1.0)
Severance and reorganization costs	—	—	—	—	—
Acquisition related costs	—	—	—	3.2	3.2
Legal fees and settlements	—	—	—	0.2	0.2
TRA termination expense	—	—	—	—	—
Allowance for AR write-off	—	—	—	—	—
Inventory reclassification	—	—	—	—	—
Gain on bargain purchase, net of tax	—	—	—	—	—
Adjusted EBITDA	$14.1	$(1.8)	$3.3	$(6.0)	$9.6

EXHIBIT 99.1

	Three Months Ended December 31, 2021
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$38.1	$(3.0)	$2.4	$(13.1)	$24.4
Interest expense, net	—	—	—	2.3	2.3
Tax benefit	—	—	—	(6.3)	(6.3)
Depreciation and amortization	7.9	2.6	1.2	0.2	11.9
EBITDA	46.0	(0.4)	3.6	(16.9)	32.3
Equity based compensation	—	—	—	1.1	1.1
Gain on disposal of property and equipment	—	—	—	(1.2)	(1.2)
Severance and reorganization costs	—	—	—	0.2	0.2
Acquisition related costs	—	—	—	7.2	7.2
Legal fees and settlements	—	—	—	—	—
TRA termination expense	—	—	—	3.8	3.8
Allowance for AR write-off	—	—	—	1.5	1.5
Inventory reclassification	—	1.4	—	—	1.4
Gain on bargain purchase, net of tax	(37.2)	—	—	—	(37.2)
Adjusted EBITDA	$8.8	$1.0	$3.6	$(4.3)	$9.1

EXHIBIT 99.1
Net Debt and Adjusted Net Debt
We believe Net Debt and Adjusted Net Debt are useful performance measures of liquidity, financial health and provides an indication of our leverage. We define Net Debt as current and long-term debt, finance leases, other financing obligations, offset by cash and cash equivalents. We define Adjusted Net Debt as Net Debt, less a facility financing lease, to be analogous to the calculation of certain financial covenants. All debt and other obligations present the principal balances outstanding as of the respective periods.
The following tables are a reconciliation of consolidated debt and cash and cash equivalents to Net Debt and Adjusted Net Debt as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021	Change
	(in millions)
Debt and Other Obligations
Credit facility	$44.8	$27.0	$17.8
Eclipse M&E Loan	12.0	12.5	(0.5)
Eclipse Term Loan B	10.7	12.4	(1.7)
Secured Promissory Note	8.3	10.4	(2.1)
Installment purchases	0.9	1.0	(0.1)
Other financing liabilities	12.6	12.7	(0.1)
Finance lease obligations	7.0	8.5	(1.5)
Less:
Cash and cash equivalents	3.8	0.6	3.2
Net Debt	92.5	83.9	8.6
Less: Facility financing lease	12.6	12.7	(0.1)
Adjusted Net Debt	$79.9	$71.2	$8.7